National General Holdings Corp. Announces the Closing of the Acquisition of the Lender-Placed Insurance Business of QBE North America

NEW YORK, October 1, 2015 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) today announced the closing of the previously announced acquisition of the Lender-Placed Insurance business of QBE North America, a division of QBE Insurance Group Limited (ASX:QBE.AX). The transaction includes the acquisition of certain assets, including loan-tracking systems and technology, client servicing accounts, intellectual property, and vendor relationships, as well as the assumption of the related insurance liabilities in a reinsurance transaction through which National General received the loss reserves, unearned premium reserves, and invested assets. The purchase price was an aggregate cash payment of $90 million, subject to certain adjustments. The business will be branded National General Lender Services.

About QBE Lender-Placed Insurance (LPI)
QBE LPI, the second largest lender-placed insurance platform in the U.S., produced $576 million of gross written and managed premium in 2014 and tracked 10.7 million home and auto loans as of December 31, 2014. QBE LPI offers a full suite of lender-placed insurance products to customers through three business segments: (1) LPI Home offers fire, home, and flood products, wrote $390 million GWP and tracked 7.8 million loans in 2014; (2) LPI Auto offers collateral protection insurance and guaranteed asset protection products for automobiles, wrote $150 million GWP and tracked 2.9 million loans in 2014; and (3) Seattle Specialty Insurance Services is an agency and tracking business focused on the smaller niche loan servicing market which wrote $36 million of GWP primarily on behalf of third-parties and tracked 595,000 loans in 2014. The company has an industry leading technology platform supported by comprehensive enterprise risk management capabilities, and a seasoned management team with significant operational expertise.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd. or third parties, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Investor Contact
Dean Evans
Director of Investor Relations
Phone: 212-380-9462
Email: Dean.Evans@NGIC.com

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